EXHIBIT 23.4

                     CONSENT OF HOEFER & ARNETT INCORPORATED



         We hereby consent to the inclusion of our opinion letter dated ______________, 2000, to the Board of Directors of Six Rivers National Bank as Annex B to the Joint Proxy Statement/Prospectus relating to the proposed plan of reorganization and merger among North Valley Bancorp, NVB Interim National Bank and Six Rivers National Bank contained in the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission and to the references to our firm and our opinion in the Joint Proxy Statement/Prospectus. In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.




                                             /s/ HOEFER & ARNETT INCORPORATED
                                             --------------------------------
                                                 HOEFER & ARNETT INCORPORATED

December 21, 1999